UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                     NORTH AMERICAN INSURANCE LEADERS, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                 20-3284412
-------------------------------      -------------------------------------------
   (State of incorporation)               (I.R.S. Employer Identification
        or organization)                            Number)

                885 Third Avenue, 31st Floor, New York, NY 10022
         ---------------------------------------------------------------
               (Address of principal executive offices) (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class to be so         Name of Each Exchange on which Each Class
         Registered                             is to be Registered
-------------------------------      -------------------------------------------
            Units                             American Stock Exchange

Common Stock, par value $0.0001               American Stock Exchange
          per share

           Warrants                           American Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates: 333-127871 (if applicable)
         ----------

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                                      None
     ----------------------------------------------------------------------
                                (Title of Class)

Item 1.     Description of Registrant's Securities to be Registered.
--------------------------------------------------------------------------------

            The securities to be registered hereby are the units, common stock and warrants of North American Insurance Leaders, Inc. (the "Company"). The description of the units, the common stock and the warrants, contained in the section entitled "Description of Securities" in the Prospectus included in the Company's registration statement on Form S-1 (File No. 333-127871), as amended from time to time (the "Registration Statement"), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.



Item 2.     Exhibits.

Exhibit No.   Description
-----------   -----------
   3.1*       Form of Amended and Restated Certificate of Incorporation
   3.2*       Form of Amended and Restated By-laws
   4.1**      Specimen Unit Certificate
   4.2*       Specimen Common Stock Certificate
   4.3**      Specimen Warrant Certificate
   4.4***     Form of Warrant Agreement
   4.5***     Form of Unit Purchase Option
   4.6***     Specimen D&O Right Certificate

-------------------

* Incorporated by reference from the Company's Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on August 16, 2005

** Incorporated by reference from Amendment No. 2 to the Company's
   Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on November 25, 2005.

***Incorporated by reference from Amendment No. 6 to the Company's
   Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on March 14, 2006.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               NORTH AMERICAN INSURANCE LEADERS,
                                               INC.

                                                By:   /s/ William R. de Jonge
                                                      --------------------------
                                                      William R. de Jonge
                                                      President



Date:    March 14, 2006